APPENDIX 99.6

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED __________, 2013 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM CONTINENTAL STOCK TRANSFER & TRUST COMPANY, THE SUBSCRIPTION AGENT, BY CALLING (212) 845-3324.

LEGEND INTERNATIONAL HOLDINGS, INC.

SHARES OF COMMON STOCK
ISSUABLE UPON EXERCISE OF SUBSCRIPTION RIGHTS

NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, broker, trustee, depository or other nominee holder of subscription rights (the “Subscription Rights”) to purchase shares of common stock, par value $0.001 per share (“Common Stock”), of Legend International Holdings, Inc., a Delaware corporation (the “Company”), pursuant to the rights offering described in the Company’s prospectus dated ______________ , 2013 (the “Prospectus”), hereby certifies to the Company and Continental Stock Transfer  & Trust Company., as subscription agent for the rights offering, that the  undersigned has exercised on behalf of the beneficial owners thereof (which may include the undersigned), the subscription privilege as to the number of shares of Common Stock specified below on behalf of beneficial owners of Subscription Rights.

	NUMBER OF SHARES OWNED ON RECORD DATE	NUMBER OF SHARES SUBSCRIBED FOR PURSUANT TO SUBSCRIPTION PRIVILEGE
1.
2.
3.
4.
5.

Name of Bank, Broker, Trustee, Depository or Other Nominee

By:           ___________________________________
Authorized Signature

Name:
(Please print or type)

Title:
(Please print or type)

Provide the following information if applicable:

_____________________________________________
Depository Trust Company (“DTC”) Participant Number

APPENDIX 99.6

Participant:

By:           _____________________________________
Authorized Signature

Name:     ______________________________________
(Please print or type)

Title:       ______________________________________
(Please print or type)

DTC Subscription Confirmation Number(s)